CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AGREEMENT, TERMINATION AGREEMENT AND MUTUAL RELEASE
This Settlement Agreement, Termination Agreement, and Mutual Release (this “Settlement”) is made as of this 25th day of June 2013, by and between Tate & Lyle Ingredients Americas LLC (“Tate & Lyle”), a Delaware limited liability company, formerly Tate & Lyle Ingredients Americas, Inc., and Amyris, Inc. (“Amyris”), a Delaware corporation.

WHEREAS, on or about November 1, 2010, Tate & Lyle and Amyris entered into a Toll Manufacturing Agreement (the “Agreement”) under which Tate & Lyle agreed to manufacture one or more Amyris products, in exchange for monthly fees to be paid by Amyris.

WHEREAS, in March 2013, Amyris stopped paying invoices issued by Tate & Lyle under the Agreement by the stated due date, despite Tate & Lyle's demands for payment, and has not made payment on invoices subsequently tendered by Tate & Lyle. Moreover, Amyris sought early termination of the Agreement and asserted that Tate & Lyle failed to perform sufficiently under the Agreement. These circumstances are referred to collectively herein as the “Dispute.”

WHEREAS, on June 10, 2013, Tate & Lyle advised Amyris that the Agreement was terminated based upon Amyris's uncured default under the Agreement by reason of non-payment of invoices.

WHEREAS, on June 10, 2013, Tate & Lyle notified Amyris that it was referring the Dispute to be resolved by arbitration administered by the American Arbitration Association (the “Arbitration”). In addition, on June 10, 2013, Tate & Lyle filed a complaint for preliminary injunctive relief in aid of arbitration in the Circuit Court of the Sixth Judicial Circuit, Decatur, Macon County, Illinois (No. 13 CH 146), which complaint was assigned to Hon. James R. Coryell (the “Litigation”).

WHEREAS, the parties now desire to terminate the Agreement fully and finally settle and compromise the Dispute, the Arbitration, and the Litigation.

NOW THEREFORE, in consideration of the mutual covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amyris shall make the following payments to Tate & Lyle via wire transfer on or before the dates and times set forth below:
a.    $623,032.74, on or before 1:00 p.m. Central on July 17, 2013
b.    $3,000,000 on or before 1:00 p.m. Central on July 31, 2013
c.    $2,600,000, on or before 1:00 p.m. Central Time on September 16, 2013
d.    $2,600,000, on or before 1:00 p.m. Central Time on December 16, 2013
Such payments are to be made to the following bank account in cleared funds and not subject to deduction for any bank charges:
Account name:     Tate and Lyle Ingredients Americas

Name of bank:        Bank of America, NA
Swift code:        [*]
Account No.:        [*]
ABA No.:        [*]
2.Effective as of the execution of this Settlement, Amyris hereby assigns, transfers, conveys and delivers to Tate & Lyle for no additional consideration all right, title and interest of Amyris in and to the equipment identified in Addendum A hereto (the “Transferred Equipment”). Within 14 days after the execution of this Settlement and from time to time thereafter as reasonably requested by Tate & Lyle, Amyris shall execute all instruments of transfer, conveyance, assignment and confirmation and take such other actions as Tate & Lyle may reasonably determine is necessary to transfer, convey and assign to Tate & Lyle full right, title and interest in the Transferred Equipment, to put Tate & Lyle in actual possession thereof and to assist Tate & Lyle in exercising all rights with respect thereto. The parties agree that the provisions of this paragraph 2 shall govern with respect to the Transferred Equipment notwithstanding anything to the contrary in Section 3.3 of the Agreement (which Section 3.3 shall terminate as of the execution of this Settlement). The parties agree that the installed value of the equipment identified in Addendum A is $2,729,397. For purposes of clarification, T&L retains all right, title and interest in the General Equipment as defined in the Agreement.

3.To secure the payment, performance and observance of Amyris's obligations under paragraph 1, effective as of the execution of this Settlement, Amyris hereby pledges, grants, assigns and transfers to Tate & Lyle a continuing security interest in any remaining Specialized Equipment (as defined in the Agreement) located at Tate & Lyle's Decatur, Illinois plant that is not identified in Addendum A (the “Secured Equipment”). Within 14 days after the execution of this Settlement and from time to time thereafter as reasonably requested by Tate & Lyle, Amyris shall execute and deliver to Tate & Lyle all financing statements and other documents reasonably requested by Tate & Lyle in order to perfect a security interest or maintain a perfected security interest in the Secured Equipment. The security interest created by this paragraph shall be released upon full and timely payment by Amyris of the amounts set forth in paragraph 1 above. Amyris has notified Tate & Lyle that it desires to remove the equipment set forth in Exhibit B attached hereto for removal as soon as practicable. Within fourteen (14) days after the execution of this Settlement, Amyris shall identify and provide notice to Tate & Lyle of any Secured Equipment that it desires to add to Exhibit B and remove from the plant. Subject to Tate & Lyle's continuing security interest in the Secured Equipment, Amyris, at its own expense, but pursuant to Tate & Lyle safety requirements and other similar site considerations, shall have the right to remove from Tate & Lyle's Decatur, Illinois plant such identified Secured Equipment, upon reasonable advance notice to Tate & Lyle and at a time mutually agreed by the parties. Tate & Lyle shall be free to operate and maintain the Secured Equipment, whether or not identified for removal, for any purpose until such time as Amyris has removed it from the plant, and Amyris hereby consigns to Tate & Lyle all rights to use the Secured Equipment until removal by Amyris. The right of Amyris to remove such identified Secured Equipment from the plant shall expire thirty (30) days after payment of all amounts stated in paragraph 1 herein, but such right, whether exercised or partially exercised, shall expire three hundred and sixty-five (365) days after execution of this Agreement, whether or not full payment has been made. After that date, Amyris shall execute all instruments of transfer, conveyance, assignment and confirmation and take such other actions as Tate & Lyle may reasonably determine is necessary to transfer, convey and assign to Tate & Lyle full right, title and interest in the Secured Equipment, to put Tate & Lyle in actual possession thereof and to assist Tate & Lyle in exercising all rights with respect

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

thereto. At such time, regardless of whether Amyris has complied with its obligations to so transfer ownership of such Secured Equipment to Tate & Lyle, Amyris shall have no further right, title or interest therein. Amyris hereby represents and warrants to Tate & Lyle that (a) the Secured Equipment is free and clear of any pledge, lien, charge, claim, encumbrance, security interest, mortgage, option, restriction on transfer, license or other right of a third party to the Secured Equipment of any nature or description whatsoever (collectively, “Liens”) other than Permitted Liens (as defined below), and (b) until such time as Amyris has fully paid Tate & Lyle all amounts payable to Tate & Lyle pursuant to paragraph 1, Amyris will not grant a security interest in the Secured Equipment to any third party other than Tate & Lyle, or cause or permit to exist any Liens (other than Permitted Liens) on any of the Secured Equipment. “Permitted Liens” means the security interest granted hereunder, Liens for taxes and other government charges not yet due or which are being contested in good faith, and carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith.

4.Tate & Lyle is currently in possession of certain raw materials owned by Amyris set forth in Exhibit C. Tate & Lyle shall use reasonable efforts to resell such raw materials to its suppliers or customers at reasonable prices. Any amounts gained from the sale of such raw materials shall be deducted from the final December 16, 2013 payment from Amyris to Tate & Lyle. In no event shall such deduction be more than $159,168. For avoidance of doubt, failure of Tate & Lyle to resell such raw materials shall not be considered a breach of this Settlement. Should Tate & Lyle not be able to sell such raw materials for its customers, then on the earlier of the thirtieth (30th) day of the final payment by Amyris under this Settlement or the three hundred and sixty-fifth (365th) day after execution of this Agreement, all right, title and interest of Amyris in and to the raw materials set forth in Exhibit C shall pass to Tate & Lyle.

5.Upon the execution of this Settlement, Tate & Lyle shall cause to be dismissed, without prejudice, its claims against Amyris in the Litigation. Additionally, and also upon the execution of this Settlement, Tate & Lyle will withdraw its notice and demand for Arbitration. Tate & Lyle reserves the right to reinstitute the Litigation and/or Arbitration immediately in the event of Amyris' non-compliance with this Settlement.

6.This Settlement is a compromise and settlement of a dispute and is not and shall not in any way be construed as an express or implied admission by any party of any act of liability, fault, or wrongdoing whatsoever or an admission of a violation of any agreement, law, statute, rule or regulation, but is, instead, a compromise settlement of disputed claims made in order to avoid the expense, burden, and inconvenience of protracted litigation or arbitration.

7.For purposes of this Settlement, the terms “Amyris Released Parties” or “Amyris Releasing Parties” shall mean Amyris, and each of its current and former affiliates, subsidiaries, parent corporations (in each case, whether direct or indirect), successors or assigns, divisions, predecessors, transferors, transferees, partners, trustees, members, officers, directors, employees, shareholders, representatives, insurers, agents, consultants, and attorneys, and all persons acting by, for, through, under or in concert with any of them. The terms “Tate & Lyle Released Parties” or “Tate & Lyle Releasing Parties” shall mean Tate & Lyle, and each of its current and former affiliates, subsidiaries, parent corporations (in each case, whether direct or indirect), successors or assigns, divisions, predecessors, transferors, transferees, partners, trustees, members, officers, directors, employees, shareholders, representatives, insurers, agents, consultants, and attorneys, and all persons acting by, for, through, under or in concert with any of them.

8.Amyris represents and warrants that it is the sole owner of any and all Amyris Released Claims that were or could have been made against the Tate & Lyle Released Parties, and that it has not heretofore assigned or transferred to any person or entity any right, claim, or interest in any of the claims released pursuant to paragraph 9 hereof.

9.Tate & Lyle represents and warrants that it is the sole owner of any and all Tate & Lyle Released Claims that were or could have been made against the Amyris Released Parties, and that it has not heretofore assigned or transferred to any person or entity any right, claim, or interest in any of the claims released pursuant to paragraph 11 hereof.

10.Subject only to Tate & Lyle's performance of its obligations under this Agreement, Amyris hereby unconditionally releases, acquits and forever discharges the Tate & Lyle Released Parties from any and all known or unknown charges, complaints, claims, liabilities, obligations, controversies, damages, rights, suits, demands, actions, and causes of action (i) asserted, or that could have been asserted, in the Litigation or Arbitration, (ii) arising out of, relating in any way to, or in connection with, the Agreement, (iii) arising out of, relating in any way to, or in connection with the Dispute, and (iv) all claims for attorneys' fees and/or expenses, and all other common law or statutory causes of action related thereto (the “Amyris Released Claims”).

11.Subject only to Tate & Lyle's performance of its obligations under this Agreement, Amyris hereby covenants and agrees that it shall not now or hereafter institute, participate in, maintain or assert (either directly or indirectly, on its own behalf, derivatively or on behalf of any other person) any of the Amyris Released Claims, as set forth in paragraph 9, above, in any forum or in any manner against any of the Tate & Lyle Released Parties. Amyris hereby covenants and agrees that it shall indemnify and hold the Tate & Lyle Released Parties harmless from and against any claim, loss, damage, cost or expense, including, without limitation, attorneys' fees, by reason of a breach by Amyris of any of the representations, warranties, and covenants made under this Settlement.

12.Subject only to Amyris' performance of its obligations under this Agreement, including but not limited to Tate & Lyle's receipt of the full amount of all payments set forth in paragraph 1, above, Tate & Lyle unconditionally releases, acquits and forever discharges the Amyris Released Parties from any and all known or unknown charges complaints, claims, liabilities, obligations, controversies, damages, rights, suits, demands, actions, and causes of action (i) asserted, or that could have been asserted, in the Litigation or Arbitration, (ii) arising out of, relating in any way to, or in connection with, the Agreement, (iii) arising out of, relating in any way to, or in connection with, the Dispute; and (iv) all other common law or statutory causes of action related thereto (the “Tate & Lyle Released Claims”).

13.Subject only to Amyris' performance of its obligations under this Agreement, including but not limited to Tate & Lyle's, receipt of the full amount of all payments set forth in paragraph 1, above, Tate & Lyle hereby covenants and agrees that it shall not now or hereafter institute, participate in, maintain or assert (either directly or indirectly, on its own behalf, derivatively or on behalf of any other person) any of the Tate & Lyle Released Claims, as set forth in paragraph 11, above, in any forum or in any manner against any of the Amyris Released Parties. Tate & Lyle hereby covenants and agrees that it shall indemnify and hold the Amyris Released Parties harmless from and against any claim, loss, damage, cost or expense, including, without limitation, attorneys' fees, by reason of a breach by Tate & Lyle of any of the representations, warranties, and covenants made under this Settlement.

14.Nothing in this Settlement shall preclude any action to enforce any of the terms of this Settlement. This Settlement shall be deemed to have been mutually prepared by the parties and shall not be construed against any of them by reason of authorship. The Court presiding over the Litigation shall maintain exclusive jurisdiction to enforce the terms of this Settlement, notwithstanding the dismissal of the Litigation contemplated herein. Amyris hereby agrees unconditionally to submit to the personal and subject matter jurisdiction of the Circuit Court of the Sixth Judicial Circuit, Decatur, Macon County, Illinois, for purposes of any action to enforce the terms of this Settlement.

15.In the event of any default by Amyris in any of its payment obligations set forth in paragraph 1, above: (a) any and all remaining payments by Amyris shall be accelerated and become immediately due and payable; (b) Tate & Lyle shall be entitled to payment of the statutory rate of 9% interest per annum (815 ILCS 205/4) on the entire unpaid, accelerated amount due under this Settlement, but in no case shall Tate & Lyle be entitled to a rate of interest greater than any usury as applicable statute under Illinois law; (c) Tate & Lyle shall be entitled to recover against Amyris, and have included in any judgment entered by the Court to enforce this Settlement, all of its actual attorneys' fees, costs, and expenses of whatever kind associated with any effort or action to enforce the terms of this Settlement, whether by litigation, arbitration or other mechanism; and (d) Tate & Lyle shall be entitled to recover against Amyris, and have included in any judgment entered by the Court to enforce this settlement, all of its actual attorneys' fees, costs, and expenses of whatever kind incurred in connection with the commencement of the Litigation and Arbitration.

16.The parties expressly acknowledge that: they have read and voluntarily executed this Settlement; that none of the parties has been induced to sign this Settlement through any opinion or representation of fact made by the other party, except representations made under this Settlement; and that they are not relying on any such opinion or representation, except representations made expressly in this Settlement.

17.This Settlement is binding upon and shall inure to the benefit of, and with full right of enforcement by, the parties hereto, and their respective heirs, executors, administrators, personal representatives, predecessors, successors, assigns, subsidiaries, divisions, affiliates, ventures, parent companies, attorneys, agents, employees, officers, directors, trustees, associates, owners, partners, shareholders, members, and legal representatives.

18.This Settlement sets forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Settlement fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. The parties hereby acknowledge and agree that the Agreement (i.e., the Toll Manufacturing Agreement dated as of November 1, 2010) is now terminated according to its own terms effective June 10, 2013, except with respect to Sections 3.4 (second sentence only), 7.6, 9, 10, 11, 12, 14.3, 14.4, 15, 17, 18.2, 18.3, 18.5, 18.6, and 18.9 of the Agreement which shall expressly survive termination of the Agreement.

19.This Settlement may be waived or modified only by a written agreement signed by each of the parties hereto.

20.This Settlement shall be governed by, and construed in accordance with, Illinois law. The invalidity of any part of this Settlement shall not affect the validity of any other part of this Settlement.

21.THE PARTIES TO THIS SETTLEMENT HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS SETTLEMENT, AND

HEREBY GIVE THEIR CONSENT THAT ANY SUCH ACTION WILL BE TRIED TO THE COURT WITHOUT A JURY.

22.This Settlement may be executed by facsimile and in identical counterparts, each of which shall constitute one and the same instrument.

23.Each party represents and warrants that it is duly authorized and has full power to execute this Settlement. Each signatory hereto represents and warrants that it is duly authorized and has full power to execute this Settlement on behalf of the party for which it is executing this Settlement.

24.Neither party hereto shall make, or cause to be made, any press release or public announcement concerning this Settlement that: (i) disparages the other party; (ii) contains any statement concerning the strengths or weaknesses of the parties' respective claims and defenses in the Litigation; (iii) claims victory or defeat; (iv) reveals the amount, nature, or timing of payments described in paragraph 1 hereof (except that either party may disclose the terms of the settlement, including the payments, to the extent required by applicable law, including but not limited to regulations promulgated under the Securities Exchange Act of 1934 and the UK Companies Act, as amended, in the judgment of such party's legal counsel and auditors); and/or (v) suggests that the existence or terms of the Settlement should be construed as an express or implied admission by any party of any act of liability, fault, or wrongdoing whatsoever or an admission of a violation of any agreement, law, statute, rule or regulation.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release on the day and year first written above.

TATE & LYLE INGREDIENTS AMERICAS LLC    AMYRIS, INC.

By: /s/ Peter Castelle        By: /s/ John Melo
Name: Peter Castelle         Name:
Title: Group VP & General Counsel         Title:

Exhibit A Transferred Equipment F-2J10-SCRUBBER FAN
K-2J10-SCRUBBER 7'0" Ø
P-2J01-VENT KNOCKOUT TANK PUMP
P-2J10-SCRUBBER RECIRCULATION PUMP
T-2J01-KNOCKOUT POT (MODIFY EXISTING)
F-2J20-RTO FD FAN
F-2J21-RTO COMBUSTION AIR FAN
N-2J20-RTO
N-2J22-RTO EXHAUST STACK
H-2F14-CHILLER #4 1,000 TON
T-2A68-ANTI-FOAM TANK #2
T-2A50-KH2PO4 TANK
T-2A51-(NH4)2 SO4 TANK
T-2A52-MgSO4 TANK
T-2A60-SEED VITAMIN & TRACE METALS TK
T-2A62-MAIN VITAMIN TANK
T-2A65-ANTI-FOAM TANK

Exhibit B - Equipment to be removed by Amyris

•	K-2G10-L/S CENTRIFUGE

•	K-2G20-L/L CENTRIFUGE

•	K-2G30-POLISHING CENTRIFUGE

•	Gas Chromatograph and software

•	the BlueSense off-gas analyzer

Exhibit C

Material	Material Description	From Date	To Date	Closing Stock	BUn	Closing Value

1000142	Iron sulfate Heptahydrate	5/1/2013	5/31/2013	90.71	KG	$64.00
1000147	Cobalt Chloride Hexahydrate	5/1/2013	5/31/2013	64.39	KG	$2,347.01
1000153	Ammonium Sulfate	5/1/2013	5/31/2013	27,327.07	KG	$14,967.04
1000154	Anhydrous Copper Sulfate	5/1/2013	5/31/2013	60.93	KG	$470.21
1000155	Biotin	5/1/2013	5/31/2013	13.06	KG	$19,591.50
1000156	Calcium chloride dihydrate	5/1/2013	5/31/2013	106.26	KG	$595.38
1000157	Calcium Pantothenate	5/1/2013	5/31/2013	36.26	KG	$555.79
1000158	EthyleneDiamineTetraacetic Acid (EDTA)	5/1/2013	5/31/2013	136.03	KG	$1,058.78
1000160	Manganese chloride Tetrahydrate	5/1/2013	5/31/2013	63.95	KG	$1,753.73
1000161	Myoinositol	5/1/2013	5/31/2013	64.98	KG	$1,429.82
1000162	Nicotinic acid	5/1/2013	5/31/2013	173.91	KG	$4,106.97
1000163	P-Aminobenzoic acid	5/1/2013	5/31/2013	51.72	KG	$1,683.24
1000164	Potassium Phosphate (monobasic)	5/1/2013	5/31/2013	11,083.17	KG	$6,362.84
1000165	Pyridoxol HCL	5/1/2013	5/31/2013	149.98	KG	$12,867.10
1000166	Sodium molybdate dihydrate	5/1/2013	5/31/2013	219.89	KG	$4,426.84
1000167	Tergitol L-81	5/1/2013	5/31/2013	8,590.55	KG	$32,201.68
1000168	Tert butyl catechol	5/1/2013	5/31/2013	760.17	KG	$8,498.19
1000169	Thiamine HCL	5/1/2013	5/31/2013	99.99	KG	$10,514.18
1000170	Triton X-114	5/1/2013	5/31/2013	1,065.94	KG	$6,346.07
1000171	Zinc sulfate Heptahydrate	5/1/2013	5/31/2013	174.97	KG	$1,620.35
1000180	Phosphoric Acid	5/1/2013	5/31/2013	7,152.23	KG	$10,882.12
1000182	Citric Acid	5/1/2013	5/31/2013	4,876.11	KG	$13,063.60
1000183	Sodium Hypochlorite	5/1/2013	5/31/2013	18,698.40	KG	$3,449.86
1000196	Liquid Nitrogen	5/1/2013	5/31/2013	0.004	KG	$312.63

				81,060.67	KG	$159,168.93